Exhibit 99.1

Slide presentation made to shareholders

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NASDAQ: NWBI Current Market Value: $12.10 As of April 16, 2013

Forward-Looking Statements 3 This presentation contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and words of similar meaning. These forward-looking statements include, but are not limited to: statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the asset quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; general economic conditions, either nationally or in our market areas, that are worse than expected; competition among depository and other financial institutions; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; adverse changes in the securities markets; our ability to enter new markets successfully and capitalize on growth opportunities; our ability to successfully integrate acquired entities, if any; changes in consumer spending, borrowing and savings habits; changes in our organization, compensation and benefit plans; our ability to continue to increase and manage our commercial and residential real estate, multi-family, and commercial and industrial loans; possible impairments of securities held by us, including those issued by government entities and government sponsored enterprises; the level of future deposit premium assessments; the impact of the current recession on our loan portfolio (including cash flow and collateral values), investment portfolio, customers and capital market activities; the impact of the current governmental effort to restructure the U.S. financial and regulatory system; changes in the financial performance and/or condition of our borrowers; and the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Securities and Exchange Commission, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

Attractive Franchise 4 Northwest Savings Bank Locations Northwest Consumer Discount Company Locations Pennsylvania 138 52 New York 19 0 Ohio 4 0 Maryland 4 0 TOTAL 165 52

5 Corporate Profile and Overview 165 retail banking locations 52 consumer finance locations ($115.1 mil in assets, $3.2 mil in net income for year ended 12/31/12) 2,042 full-time equivalent employees (1,864 full-time and 356 part-time employees) Total assets of $7.94 billion Net loans of $5.63 billion Deposits of $5.76 billion Total tangible shareholders’ equity of $949.9 million Market Capitalization Current market capitalization of $1.17 billion * Ranked 6th in market capitalization and 6th in total asset size among banks headquartered in Pennsylvania. Ranked approximately 74th in market cap and 110th in deposit size nationally. * Based on a market price of $12.46 per share.

Highlights for 2012 Shareholder Value Earnings Per Share increased from $.64 to $.68 or 6.25% Earnings decreased slightly from $64.2 million to $63.6 million Stock repurchases – 4.2 million shares at $11.81 Dividends paid - $.60 for a dividend yield of approximately 5% (Prepaid fourth quarter dividend) Market value of stock decreased from $12.44 to $12.14 or 2.41% 6

Highlights for 2012 Financial Loan growth of $151 million or 2.7% Continued increase in number of checking accounts (4,392 accounts) and checking account balances ($148 million or 10.1%) Maintained robust tangible capital ratio of 12.23% Interest rate margin preserved (3.65% in 2012 versus 3.68% in 2011) 7

Highlights for 2012 Franchise - Improvement Replaced Oil City South Side office Consolidated Offices in Glen Burnie, MD and Johnsonburg and Weedville, PA Acquired The Bert Agency in Erie, Pennsylvania, expanding our insurance and employee benefits business 8

Highlights for 2012 Lending and Credit Finished the restructuring of our Commercial Lending and Credit Administration groups – transferred administrative function to Credit Decreased nonperforming assets from $158 million to $145 million – 8.2% decrease Developing specialized small business lending program 9

Highlights for 2012 Regulatory Issues Released from the Consent Order with FDIC in July 2012, one year after it became effective. Signed Memorandum of Understanding (MOU) with the FDIC in November, 2012 which requires an independent study of the adequacy of our compliance staffing as well as the enhancement of compliance training and the expansion of our customer complaint process. Devoted a significant amount of our time and resources to addressing regulatory compliance concerns at a cost of $3-4 million per year Continued to address the increased regulatory burden including new regulations resulting from Dodd-Frank 10

Highlights for 2012 Recognition Third consecutive J.D. Power Award for highest customer satisfaction of any bank in the Mid-Atlantic Region Second consecutive KBW Bank Honor Roll recognition – top 50 banks for financial performance over past 10 years Bank Directors’ Magazine “Top 50 (banks) Users of Capital in The Country” “Forbes 100 Most Trustworthy Companies” – tied for #9 (Second time since 2009) 11

Operating Performance

Asset Growth 13 Northwest has demonstrated the ability to both safely leverage its capital and change its strategic direction when necessary. Leveraging Strategy Diversification & Profitability Strategy

Deposit Growth 14 Growth Between 2008 and 2012 Deposits ($000) Deposit Growth (%) Checking $507,069 46.1% Savings Deposits $398,550 52.4% MMDA $392,141 54.4% Time Deposits ($571,371) (23.2%) TOTAL $726,389 14.4%

Earnings Per Share (Adjusted for Stock Splits and 2.25x Second-step Conversion) 15

Composition of Loan Portfolio 16 December 2006 December 2012 December December December December December December December 2006 2007 2008 2009 2010 2011 2012 Residential Mortgage 53.5% 48.9% 47.2% 43.8% 42.9% 42.9% 42.4% Home Equity 19.7% 20.0% 19.6% 19.9% 19.3% 19.3% 18.9% Commercial R.E. 15.6% 18.3% 20.8% 23.8% 25.1% 26.3% 27.8% Consumer 6.0% 5.4% 5.1% 5.1% 4.5% 4.3% 4.1% Commercial Business 5.2% 7.4% 7.3% 7.4% 7.8% 7.2% 6.8%

Composition of Deposits 17 December 2006 December 2012 December December December December December December December 2006 2007 2008 2009 20010 2011 2012 Checking 18.5% 19.5% 21.8% 22.3% 23.6% 25.2% 27.9% Savings 15.1% 13.4% 15.1% 16.4% 18.2% 18.5% 20.1% Money Market 11.1% 12.3% 14.3% 14.6% 15.6% 16.7% 19.3% Certificates of Deposit 55.3% 54.8% 48.8% 46.7% 42.6% 39.5% 32.7%

Interest Rate Spread 18 While organic and acquisition growth successfully leveraged Northwest’s capital, net interest spread was relatively flat and below peer averages. Changes in loan and deposit mix were needed to improve profitability ratios.

Core Earnings Comparison

	12/31/2012		12/31/2011		12/31/2010	
	Amount	% of Avg Assets	Amount	% of Avg Assets	Amount	% of Avg Assets
Average Assets	$8,012,506,000		$8,057,492,000		$8,119,851,000	
Net Interest Income	**$263,976,000**	**3.29%**	**$267,269,000**	**3.25%**	**$257,641,000**	**3.17%**
Provision for Loan Losses	($26,338,000)	0.33%	($34,170,000)	0.42%	($40,486,000)	0.50%
Provision in Excess of 20 b.p.	$14,933,040		$23,152,420		$29,652,530	
Adjusted Provision	**($11,404,960)**	**0.14%**	**($11,017,580)**	**0.14%**	**($10,833,470)**	**0.13%**
Noninterest Income	$57,767,000		$58,136,000		$60,398,000	
OTTI Adjustments	$331,000		$937,000		$1,541,000	
Gain on Sale of Investments	($654,000)		($358,000)		($2,201,000)	
Loss on Sale of REO	$5,643,000		$2,426,000		$2,572,000	
Mortgage Banking Income	($4,678,000)		($858,000)		($2,196,000)	
Adjusted Noninterest Income	**$58,409,000**	**0.73%**	**$60,283,000**	**0.75%**	**$60,114,000**	**0.74%**
Noninterest Expense	($205,477,000)	2.56%	($200,227,000)	2.48%	($196,508,000)	2.42%
Acquisition Expense	0		0		$1,229,000	
Adjusted Noninterest Expense	**($205,477,000)**	**2.56%**	**($200,227,000)**	**2.48%**	**($195,279,000)**	**2.40%**
Net Income Before Taxes	$89,928,000		$91,008,000		$81,045,000	
Income Taxes	($26,368,000)		($26,857,000)		($23,522,000)	
Net Income	**$63,560,000**	**0.79%**	**$64,151,000**	**0.80%**	**$57,523,000**	**0.71%**
Adjusted Net Income Before Tax	$105,503,040		$116,307,420		$111,642,530	
Adjusted Income Tax	($30,934,794)		($36,976,768)		($35,761,012)	
Core Earnings	**$74,568,246**	**0.93%**	**$79,330,652**	**0.98%**	**$75,881,518**	**0.93%**

19

Assets Under Management (in millions of dollars) 20

Asset Quality

Reserve & Charge-Offs History 22 ( Dollars in thousands)

Asset Quality 23 NPAs / Total Assets At June 30, At December 31, 2004 2005 2006 2007 2008 2009 2010 2011 2012 NPLs/Total Loans (%) 0.80 0.77 0.92 1.03 1.93 2.35 2.68 2.36 2.11 Allowance for Loan Losses / NPLs (%) 94.35 93.91 92.92 84.22 55.37 56.49 51.49 54.26 60.91 Allowance for Loan Losses/ Net Loans Receivable (%) 0.76 0.72 0.85 0.87 1.07 1.33 1.38 1.28 1.28 NPAs/Total Assets (%) 0.57 0.64 0.72 0.87 1.67 1.81 2.08 1.99 1.84 Texas Ratio** (%) 9.40 10.48 9.89 12.37 23.69 12.05 14.15 15.08 14.72 ** The Texas Ratio is defined as nonperforming assets plus loans 90 days past due divided by tangible common equity plus loan loss reserves. Source: SNL Financial Ratios are annualized, where appropriate.

Stock Performance and Per Share Information

Price Performance Since IPO (11/4/94) 25 Since its IPO in 1994, Northwest has significantly outperformed the SNL U.S. Bank Index and the S&P 500 Index.

Computation of Tangible Book Value per Share Shareholders’ Equity (Capital or Book Value) $1,128,469,000 Intangible Assets $181,280,000 Tangible Capital $947,189,000 Shares Outstanding 93,652,960 Book Value per Share $12.05 Tangible Book Value per Share $10.11 26 TBV per share increases through earnings TBV per share decreases when dividends are paid TBV per share decreases when intangibles are recorded as a result of paying more than market value for an asset or a business entity

Accumulated Shareholder Value Since IPO 27 Tangible Book Value per Share Plus Cumulative Dividends Market Value per Share Plus Cumulative Dividends

Management of Capital

Northwest’s Challenge Excess Capital Assets $8,000,000,000 Tangible Capital $947,000,000 Targeted Tangible Capital (8.5%) $680,000,000 Excess Capital $267,000,000 Current Earnings $64,000,000 Return on Tangible Equity 6.76% Return on Targeted Equity 9.41% 29 Solution – We need either more assets to provide more earnings or we need less capital so that we can provide our shareholders a better return.

Solution to Excess Capital Challenge Grow Assets Internal deposit and loan growth Acquisition of Other Banks – when they can be completed without significantly diluting tangible book value per share Return Capital to Our Shareholders Stock Buybacks At 122% of tangible book value, purchases dilute our shareholders ($12.50 versus $10.11). Continue to Increase Dividend Payments 30

Strategic Direction

Strategic Focus Mission Building Loyalty, Trust and Value among our Employees, Customers, Communities and Shareholders Issues Critical to Our Goals to Enhance Shareholder Value Achieving higher levels of profitability Achieving necessary level of loan growth Continuing to grow our fee based businesses (wealth management and insurance) Achieving a higher level of efficiency Deployment of excess capital Improving credit quality Capitalizing on opportunities created by shale gas exploration in our footprint 32